Exhibit 21

Name of Company	Jurisdiction of Incorporation
6570 Donlon Group, LLC	Delaware
A & M Products Manufacturing Company	Delaware
Iodine Holdings, Inc.	Connecticut
Brita Canada Corporation	Nova Scotia
Brita Canada Holdings Corporation	Nova Scotia
Brita GP, LLC	Delaware
Brita LP	Ontario
Brita Manufacturing Company	Delaware
The Brita Products Company	Delaware
BGP (Switzerland) S. a. r. l.	Switzerland
Burt’s Bees, Inc.	Delaware
Burt’s Bees International Holdings	Delaware
Burt’s Bees Licensing, LLC	Delaware
The Burt’s Bees Products Company	Delaware
Caltech Industries, Inc.	Michigan
CBee (Europe) Limited	United Kingdom
CBee Lux Sarl	Luxembourg
Chesapeake Assurance Limited	Hawaii
Clorox Africa (Proprietary) Ltd.	South Africa
Clorox Africa Holdings (Proprietary) Ltd.	South Africa
Clorox Australasia Holdings, Inc.	Delaware
Clorox Australia Pty. Ltd.	Australia
Clorox Brazil Holdings LLC	Delaware
Clorox (Cayman Islands) Ltd.	Cayman Islands
Clorox Chile S.A.	Chile
Clorox China (Guangzhou) Ltd.	Guangzhou, P.R.C.
Clorox Commercial Company	Delaware
The Clorox Company of Canada, Ltd.	Canada (Federal)
Clorox de Centro America, S.A.	Costa Rica
Clorox de Colombia S.A.	Colombia
Clorox de Mexico, S de RL de C.V.	Mexico
Clorox de Panama S.A.	Panama
Clorox del Ecuador S.A. Ecuaclorox	Ecuador
Clorox Diamond Production Company	Delaware
Clorox Healthcare Holdings, LLC	Delaware
Clorox Holdings Pty. Limited	Australia
Clorox Hong Kong Limited	Hong Kong
The Clorox International Company	Delaware
Clorox International Holdings, LLC	Delaware
Clorox International Philippines, Inc.	The Philippines
Clorox Ireland Limited	Ireland
Clorox Luxembourg S.a.r.l.	Luxembourg
Clorox (Malaysia) Sdn. Bhd.	Malaysia
Clorox Manufacturing Company	Delaware
Clorox Manufacturing Company of Puerto Rico, Inc.	Puerto Rico
Clorox Mexico Services Company S. de R.L. de C.V.	Mexico

Clorox New Zealand Limited	New Zealand
The Clorox Outdoor Products Company	Delaware
Clorox Peru S.A.	Peru
The Clorox Pet Products Company	Texas
Clorox Professional Products Company	Delaware
The Clorox Sales Company	Delaware
Clorox Services Company	Delaware
Clorox Spain, S.L.	Spain
Clorox Sub-Sahara Africa Limited	Kenya
Clorox (Switzerland) S.a.r.l.	Switzerland
The Consumer Learning Center, LLC	Delaware
Corporacion Clorox de Venezuela, S.A.	Venezuela
CLX Realty Co.	Delaware
Clorox Servicios Corporativos de Argentina S.A.U.	Argentina
First Brands (Bermuda) Limited	Bermuda
First Brands Corporation	Delaware
Fully Will Limited	Hong Kong
Gazoontite, LLC	Delaware
Glad Manufacturing Company	Delaware
The Glad Products Company	Delaware
The Household Cleaning Products Company of Egypt Ltd.	Egypt
The HV Food Products Company	Delaware
HV Manufacturing Company	Delaware
Invermark S.A.	Argentina
Jingles LLC	Delaware
Kingsford Manufacturing Company	Delaware
The Kingsford Products Company, LLC	Delaware
Lerwood Holdings Limited	British Virgin Islands
The Mexco Company	Delaware
Mohamed Ali Abudawood & Partners for Industry Co. Ltd.	Kingdom of Saudi Arabia
National Cleaning Products Company Limited	Kingdom of Saudi Arabia
Paulsboro Packaging Inc.	New Jersey
Round Ridge Production Company	Delaware
Soy Vay Enterprises, Inc.	California
Yuhan-Clorox Co., Ltd.	Korea